                                                                     EXHIBIT 4.5

                    STOCKHOLDER AGREEMENT dated as of August 9, 1999 (this
               "Agreement"), between LUCENT TECHNOLOGIES INC., a Delaware corporation ("Lucent"), and the stockholders listed on Schedule A attached hereto (collectively, the "Stockholder").



          WHEREAS Lucent, Intrepid Merger Inc., a Delaware corporation and a wholly owned subsidiary of Lucent ("Sub"), and International Network Services, a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement"; defined terms used but not defined herein have the meanings set forth in the Merger Agreement), providing for, among other things, the merger of Sub with and into the Company, upon the terms and subject to the conditions set forth in the Merger Agreement;

          WHEREAS the Stockholder beneficially owns the number of shares of capital stock of the Company set forth opposite the Stockholder's name on Schedule A attached hereto (such shares of capital stock of the Company, together with any other shares of capital stock of the Company acquired by the Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares"); and

          WHEREAS as a condition to its willingness to enter into the Merger Agreement, Lucent has requested that the Stockholder enter into this Agreement.


          NOW, THEREFORE, to induce Lucent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

          1.  Agreement to Vote Shares.  The Stockholder agrees during the term
              ------------------------
of this Agreement to vote, or cause to be voted, its Subject Shares, in person or by proxy, (i) in favor of the Merger, the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof and (ii) in such manner as Lucent may direct with respect to all other
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                                                                               2


proposals submitted to the stockholders of the Company which, directly or indirectly, in any way relate to the Merger; provided, however, that clause (ii)
                                             --------  -------
of this Section 1 shall not be construed to require any action which would contravene paragraph 47(c) of Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

          2.  Grant of Irrevocable Proxy.  The Stockholder hereby irrevocably
              --------------------------
grants to, and appoints, Pamela F. Craven and Jean F. Rankin and any other individual who shall hereafter be designated by Lucent, and each of them, the Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to vote, or cause to be voted, the Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares, at any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, in favor of the Merger, the adoption and approval of the Merger Agreement and the approval of the transactions contemplated by the Merger Agreement.

          3.  No Other Grant of Proxy.  The Stockholder will not, directly or
              -----------------------
indirectly, grant any proxies or powers of attorney with respect to his Subject Shares to any person in connection with or directly affecting the Merger other than as set forth in Section 2.

          4.  Transfers.  Other than this Agreement, the Stockholder will not,
              ---------
nor will the Stockholder permit any entity under the Stockholder's control to, sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein or enter into any contract, option or other agreement or arrangement (including any profit sharing or other derivative arrangement) with respect to the Transfer of, any Subject Shares or any interest therein to any person, unless prior to any such Transfer the transferee of such Subject Shares enters into a stockholder agreement with Lucent on terms substantially identical to the terms of this Agreement; provided, however, that such restriction shall
                                --------  -------
not be applicable to any of the Subject Shares that have been pledged by the Stockholder pursuant to a margin loan account prior to the date of this Agreement.

          5.  No Voting Trusts.  The Stockholder agrees that it will not enter
              ----------------
into any voting trust or other arrangement or agreement with respect to the voting of the Subject Shares (and if entered into or executed, such voting trust or other arrangement or agreement shall not be effective),
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or agree, in any manner, to vote the Subject Shares for or against any proposal in connection with or directly affecting the Merger submitted to the stockholders of the Company except in furtherance of the proposals as set forth in Section 1 hereof.

          6.  No Solicitation.  Until the Merger is consummated or the Merger
              ---------------
Agreement is terminated, the Stockholder shall not, nor shall he permit any investment banker, attorney or other advisor or representative of the Stockholder to, directly or indirectly through another person, solicit, initiate or encourage, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal.

          7.  Affiliate Agreement.  (a)  If, at the time the Merger Agreement is
              -------------------
submitted for approval to the stockholders of the Company, the Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, the Stockholder shall deliver to Lucent at least 30 days prior to the Closing a written agreement substantially in the form attached as Exhibit A to the Merger Agreement.

          (b) The Stockholder shall use reasonable efforts to cause the transactions contemplated by the Merger Agreement, including the Merger, to be accounted for as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. The Stockholder agrees that it shall take no action that would cause such accounting treatment not to be obtained.

          8.   Representations and Warranties of the Stockholder.  The
               -------------------------------------------------
Stockholder hereby represents and warrants to Lucent in respect of himself as follows:

          (a)  Authority.  The Stockholder has all requisite power and authority
               ----------
to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement,
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                                                                               4

loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to the Stockholder's property or assets. Except for informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

          (b)   The Subject Shares.  The Stockholder has good and marketable
                ------------------
title to the Subject Shares, free and clear of all Liens, except for the Subject Shares that have been pledged by the Stockholder pursuant to a margin loan account prior to the date of this Agreement.

          9.   Representations and Warranties of Lucent. Lucent hereby
               ----------------------------------------
represents and warrants to the Stockholder that Lucent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Lucent, and the consummation of the transactions contemplated hereby, has been duly authorized by all necessary corporate action on the part of Lucent. This Agreement has been duly executed and delivered by Lucent and constitutes a valid and binding obligation of Lucent enforceable against Lucent in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to Lucent or to Lucent's property or assets. Except for the informational filings with the SEC, no consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Lucent in connection with the execution and delivery of this Agreement or the consummation by Lucent of the transactions contemplated hereby.

          10.  Enforcement.  The parties agree that irreparable damage would
               -----------
occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise
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                                                                               5

breached. It is accordingly agreed that the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, the foregoing being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

          11.  Term and Termination.  Subject to Section 16(f), the term of this
               --------------------
Agreement shall commence on the date hereof and shall terminate upon the earlier of (i) the Effective Time and (ii) 10 business days after the termination of the Merger Agreement in accordance with its terms.

          12.  Certain Events.  The Stockholder agrees that this Agreement and
               --------------
the obligations hereunder shall attach to the Stockholder's Subject Shares and shall be binding upon any Person to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including the Stockholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Subject Shares, or the acquisition of additional shares of the Company's capital stock by the Stockholder, the number of Subject Shares listed on Schedule A beside the name of the Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of the Company's capital stock issued to or acquired by the Stockholder.

          13.  Stockholder Capacity.  No person executing this Agreement who is
               --------------------
or becomes during the term hereof a director or officer of the Company makes (or shall be deemed to have made) any agreement or understanding herein in his or her capacity as such director or officer.  Without limiting the generality of the foregoing, the Stockholder signs solely in his capacity as the record and/or beneficial owner, as applicable, of the Stockholder's Subject Shares
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                                                                               6

and nothing herein shall limit or affect any actions taken by the Stockholder (or a designee of the Stockholder) in his capacity as an officer or director of the Company in exercising his rights under the Merger Agreement.

          14.  Entire Agreement; No Third Party Beneficiaries; Amendment;
               ---------------------------------------------------------
Waiver.  This Agreement (including the documents and instruments referred to
------
herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party to be charged. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

          15.  Notices.  All notices, consents, requests, instructions,
               -------
approvals and other communications provided for herein shall be in writing and shall be deemed to have been duly given if mailed, by first class or registered mail, three business days after deposit in the United States Mail, or if telexed or telecopied, sent by telegram, or delivered by hand or reputable overnight courier, when confirmation is received, in each case as follows:

     If to the Stockholder, to the address listed on Schedule A hereto;

     If to Lucent, in accordance with Section 8.02 of the Merger Agreement;

or to such other persons or addresses as may be designated in writing by the party to receive such notice.

          16.  Miscellaneous.  (a)  When a reference is made in this Agreement
               -------------
to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          (b) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.
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                                                                               7

          (c) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner and to the end that the transactions contemplated hereby are fulfilled to the extent possible.

          (d) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

          (e) This Agreement shall not be assigned by the Stockholder, on the one hand, without the prior written consent of Lucent, or by Lucent, on the other hand, without the prior written consent of the Stockholder, except that Lucent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Lucent; provided that notwithstanding such assignment, Lucent shall remain liable for performance of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

          (f) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon the Stockholder until after such time as the Merger Agreement is executed and delivered by Lucent, Sub and the Company.
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          IN WITNESS WHEREOF, Lucent has caused this Agreement to be signed by its officer thereunto duly authorized and the Stockholder has signed this Agreement, all as of the date first written above.


                                        LUCENT TECHNOLOGIES INC.,

                                           by
                                              /s/ Patricia F. Russo
                                              ---------------------------
                                              Name:  Patricia F. Russo
                                              Title: Executive Vice
                                                     President, Strategy
                                                     and Corporate
                                                     Operations


                                        STOCKHOLDERS:


                                              /s/ Donald K. McKinney
                                              ---------------------------
                                              Donald K. McKinney


                                        THE MCKINNEY FAMILY TRUST,

                                            by
                                              /s/ Donald K. McKinney
                                              ---------------------------
                                              Donald K. McKinney, Trustee
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                                                                      SCHEDULE A




                                 Number of               Percentage of
                                Outstanding             Voting Power of
       Stockholder              Shares Owned              the Company
       -----------              ------------              -----------

Donald K. McKinney               1,316,999 /1/                2.28%

Donald K. McKinney,             14,473,465                   25.07%
Trustee of the McKinney
Family Trust



--------------------------
        /1/ Includes 416,999 shares subject to options which are exercisable within 60 days of the date of this Agreement.